EXHIBIT 10.64

PORTIONS OF THIS EXHIBIT 10.64 MARKED BY AN *** HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

CONFIDENTIAL TREATMENT

Deirdre Miles-Graeter
CK Jeanswear World — Store License
8 Dec 2000/6 Sep 01/
13 Nov 01 /3 Dec 01 /16 Jan 02
6 March 2002

Calvin Klein

CK Jeanswear N.V. Olympic Palaza, 1st floor Fred. Roeskestraat 123. 1076 EE Amsterdam	CK Jeanswear Asia Limited Tower 1, The Gateway, Suite 3596 25 Canton Rd., TST, Hong Kong	CK Jeanswear Europe S.p.a. Via Provinciale Lucchese,181/11 50019 Sest Fiorentino Italy

Re: ‘‘CK/Calvin Klein Jeans Stores’’ — Europe and Asia

Ladies and Gentlemen:

CK Jeanswear N.V. (‘‘CKJNV’’) and Calvin Klein, Inc. (‘‘CKI’’) previously entered into a store license relating to the firm of the logo ‘‘CK/Calvin Klein Jeans’’, which was subsequently (12 Jan 99) assigned as to ‘‘Asia’’ to CK Jeanswear Asia Limited (‘‘CKJ Asia’’), and which was subsequently (2 Jan 98) sublicensed as to ‘‘Europe’’ to CK Jeanswear Europe S.p.A. (‘‘CKJ Europe’’). This confirms that each of CKJNV, CKJ Asia and CKJ Europe, each respectively ‘‘Operator’’ as applicable, and CKI have agreed as follows, effective upon execution of this amended and restated agreement as of 1 September 2001:

1. (a) CKI hereby grants to Operator a license to use the trademark in the form of the logo ‘‘CK/Calvin Klein Jeans’’ (‘‘Mark’’) on and in connection with the operation of a *** as defined in the amended and restated license agreement dated as of 1 January 1997 between CKI and CK Jeanswear Europe S.p.A., as amended to include *** as defined on the date hereof in the amended and restated license agreement dated as of 1 January 1997 between CKI and CK Jeanswear Asia Ltd. (‘‘CK Jeans A’’) (‘‘the Master Asia License’’), and (iii) ***, hereinafter the ‘‘Territory’’; for the sole purpose of selling therein at *** (as hereinafter defined). Operator will sell *** All use by Operator of the Mark is subject to CKI’s prior approval. Operator will promptly, following execution of this Agreement, deliver to CKI a proposed plan for any and each jurisdiction in the Territory, in which it desires or intends to open Stores, for CKI’s review, recommendations and in all instances reasonable prior approval. *** to be covered by such plans and opened in the ‘‘Territory’’ defined in the Master Europe License (the ‘‘Europe Territory’’) will *** Operator shall provide CKI annually, not later than *** Operator is required to ***

Total Additional
***	***	***
***	***	***
***	***	***
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Operator is to itself *** However, CKI shall permit Operator, and Operator will ***

(b) For purposes hereof, Merchandise shall consist only of ‘‘Articles’’ as respectively defined in the Master Europe License and the Master Asia License.

(c) CKI reserves the right to ***

(d) Notwithstanding the provisions of *** Section 1(a)(ii) above, Operator shall be permitted to *** Any and all such Stores shall be considered ‘‘Stores’’ for the purposes of this Agreement, and shall be subject to the prior approval of CKI as to the ***, and shall be subject to all the terms of this Agreement including but not limited to *** Operator shall not be permitted to sublicense the rights under this Section 1(d) to any unaffiliated third party.

2. (a) CKI shall have the right to approve the number and each specific location of each Store (prior to the execution of any lease or other commitment), and to approve the design, signage, layout, fixtures and decoration of each such Store and to designate the architect or Store planner utilized in connection with the build-out of each such Store (as set forth below), as well as all packaging, Store tags or labels, business

CONFIDENTIAL TREATMENT

materials (including business cards), advertising and promotional materials so as to ensure that the same are of the highest quality, and are consistent with the ‘‘Calvin Klein’’ image. Operator recognizes that CKI will grant such approvals as to location and number subject to and consistent with its other programs for related retail outlets, and only if such locations are reflected in the plan(s) approved pursuant to Section 1(a).

Operator recognizes that its public actions and statements con affect the image of CKI, the Mark, the Merchandise and other trademarks used by CKI and/or its licensees and other designees, CKI’s other licensees and their respective products. Accordingly, (i) the use and release by Operator of any and all advertising, promotional or publicity material (including press releases and other public relations media events) and (ii) any other corporate release, data or information which Operator has reason to believe might become public and, if so, could affect such image, will be prepared or conducted in consultation with and subject to the prior approval of CKI’s Public Relations Department. After any such approval, Operator will not modify such approved material or activities in any respect, without CKI’s prior approval. CKI shall have the right to inspect each Store to ensure compliance with this Agreement. Operator shall co-operate with CKI in any such inspection, shall promptly take steps to correct all deficiencies as noted by CKI during or following such inspection and will bear the expense of any follow up inspection.

(b) Operator will:

(i)	bear all costs incurred in connection with development, build-out and operation of the Stores, including without limitation: (A) travel and other expenses and costs of CKI’s designated architect and/or Store planner who will design or approve the design of the Stores; (B) out-of-pocket expenses, travel expenses and per diem expenses of CKI personnel, including without limitation design, Store planning, Store opening set-up, on-site inspections and visual display; (C) remit to CKI ***

(ii)	conduct and operate the Stores in accordance with all applicable health, safety, occupancy, tax and other governmental laws, rules and regulations;

(iii)	maintain the Stores in a sanitary condition and in good repair at all times, and in accordance with the design, Store set-up (merchandising) and visual display specifications, standards and guidelines of CKI, and refurbish the Stores as may be reasonably necessary in order to keep the Stores in an up-to-date condition;

(iv)	employ only competent, trained and exemplary personnel (and provide for dress codes and uniforms for the same) including a General Manager for all retail operations hereunder as well as Store managers, all subject to CKI’s ongoing approval;

(v)	retain public relations personnel or consultants to promote the Mark and the Stores under the supervision of and as approved by CKI and its public relations personnel;

(vi)	purchase a supply of Merchandise for each Store which constitutes, in the reasonable opinion of CKI, a representative collection and which will satisfy consumer demands;

(vii)	prepare and deliver to CKI ***

(viii)	not dispute or otherwise allege wrongful termination (except in the case of a bona fide dispute as to whether Operator is or was in breach), in the event this Agreement is terminated by CKI due to Operator’s breach or default; and

(ix)	keep confidential all material, data and proprietary information of CKI, which shall include but not be limited to the design and decor specifications and prototypes utilized in connection with the Stores.

(c) Operator will expend such amounts for advertising and promotion and public relations event (which shall be subject to the approval of CKI) as are reasonable and appropriate in connection with Operator’s exploitation of the license granted hereby, but not less than *** during such Annual Period.

CONFIDENTIAL TREATMENT

(d) Upon reasonable prior written notice, CKI and its representatives may, no more than once each year unless good cause is shown, examine the books and records (and any and all underlying data) of Operator during the term of the Agreement, and for a period of three years following termination hereof. Such books, records and data will be maintained for at least three years following the year to which they relate.

3. (a) Operator acknowledges that; (i) Calvin Klein Trademark Trust (‘‘CKTT’’) CKTT is the owner, and CKI is a beneficial owner, of all right, title and interest in and to the Mark and the goodwill attached or will become attached thereto (including goodwill arising from advertising expenditures applicable to the grant hereunder); (ii) all use thereof by Operator will inure to the benefit of CKTT; and (iii) CKTT and/or CKI retains all rights to use and to grant others the right to use the Mark except as specifically granted to Operator herein. Operator will not do or permit to be done anything which will detract from the value or reputation of the Mark and do all things which may reasonably be required by CKI in order to confirm CKI’s beneficial ownership and CKTT’s ownership of the Mark.

(b) In the event Operator learns of any infringement or imitation of the Mark or use by any person of a trademark similar to the Mark, it will immediately notify CKI. Operator will cooperate with CKI in any action taken by CKI to protect its rights and those of CKTT in and to the Mark. Operator will take no such action itself without prior written approval of CKI.

4. Operator will indemnify and save CKTT, CKI and Calvin Klein harmless from any and all claims that may arise or be asserted against either of them from Operator’s use of the Mark, Operator’s sale of the Merchandise or Operator’s establishment, ownership or operation of the Store, and all costs and expenses, including reasonable counsel fees, incurred in connection with defense of the same. Operator will procure and maintain insurance as reasonably required by CKI in order to insure the property and contents of the Store and its operations, and from liability claims as referred to herein.

5. (a) The term of this Agreement shall commence of the date hereof and shall continue in effect through the current initial term (through 31 December 2005), and renewal term(s) if any of the Master Europe License as to the ‘‘Territory’’ referred to in Section 1(a)(i), subject to compliance with the exploitation and Store roll-out requirements noted in Section 1 hereof, and shall terminate automatically and forthwith as to such ‘‘Territory’’ or termination of the Master Europe License above and the current initial term, and renewal term(s) if any of the Master Asia license as to the ‘‘Territory’’ referred to in Section (a)(ii) and (iii) above, and shall terminate automatically and forthwith as to such ‘‘Territory’’ on termination of the Master Asia License.

(b) Except as set forth otherwise in this section, in the event of any *** If Operator files a bankruptcy petition, is adjudicated a bankrupt or becomes involved in a bankruptcy or insolvency proceeding, this Agreement will terminate automatically and forthwith. ***

(c) Upon termination of this Agreement, Operator will immediately discontinue use of the Mark in connection with the Stores, will alter the interior and exterior of the Stores so as to distinguish them from their former appearance and will dispose of any inventory of Merchandise, on a non-exclusive basis, only in the ordinary course of business, or otherwise as specifically directed by CKI, for a period not to exceed 90 days following the date of such termination. No such disposal may occur unless Operator provides CKI with a detailed schedule of its inventory, certified by its chief financial officer in form and content satisfactory to CKI, within 30 days following termination of this Agreement. Notwithstanding the foregoing, CKI has the option, exercisable by written notice sent either prior to or not later than 30 days following the date of termination, to have any Store, and Operator’s entire interest therein, assigned to it, (A) if such termination is due to breach by Operator at the lower of (i) the net depreciated cost to Operator and (ii) the then current market value of such Store, including the lease thereof and the improvements therein, or (B) if for other reasons (or upon expiration), at the then current market value of such Store, including the lease and the improvements therein.

6. Each party to this Agreement is an independent contractor and nothing herein contained and no action arising from or relating to this Agreement shall be construed to constitute the parties as joint venturers or either as agent of the other.

CONFIDENTIAL TREATMENT

7. No waiver, express or implied, of any provision of this Agreement, or of any breach or default hereof, shall constitute a continuing waiver hereof except as expressly provided in a writing signed by the waiving party.

8. (a) Neither this Agreement or any rights granted hereunder may be assigned or otherwise transferred by Operator, except as agreed on by CKI. Any sublicense agreement shall be in the form attached hereto with only such modifications as CKI may approve in advance; and the selection (identity) of any sublicensee shall also be subject to CKI’s prior approval. *** The existing provisions of the existing sublicenses which may conflict with the preceding sentence are excepted.

( b) If Corrado and Marcello Fratini cease to have the power directly or indirectly to elect or cause the election of at least a majority of Operator’s directors and direct the management and operations of Operator, CKI may immediately terminate this Agreement by written notice. Operator will provide CKI with at least 20 days’ prior notice of any event or transaction that would activate the right of termination provided in the preceding sentence. Except as provided above, this Agreement shall inure to the benefit of and shall be binding upon the parties and their respective successors and assigns.

9. This Agreement shall be considered as having been entered into in the State of New York and shall be construed and interpreted in accordance with the laws of that state applicable to agreements made and to be performed therein. However, disputes regarding the Mark shall be resolved in accordance with the Federal trademark laws and related laws, statutes, rules and regulations of the United States unless there are no Federal laws, statutes, rules or regulations dispositive of such a dispute, in which case such dispute shall be resolved in accordance with the laws of the State of New York. Operator represents and warrants that it is not entitled to immunity from judicial proceedings commenced in the State of New York, U.S.A. (whether relating to state laws or federal laws) and expressly agrees that, should any judicial proceedings be brought, it will not claim any immunity from such proceedings and that they shall be brought In New York, New York and shall be conducted in English. Operator irrevocably submits to the jurisdiction of the courts of the State of New York and/or the federal courts located therein and waives the right to contest such jurisdiction and to the laying of venue in such courts. Operator is completing forms relating to the appointment of the Corporation Services Company to act as its agent for service relating to any dispute or adjudication hereunder, simultaneously with the execution of this Agreement and will maintain such appointment throughout the term of this Agreement (including extensions, renewals and the non-exclusive inventory disposal period referred to herein).

If the foregoing fully and accurately sets forth our understanding with regard to the subject matter hereof, please so signify by signing below where indicated.

Very truly yours,
CALVIN KLEIN, INC.
By:/s/ Illegible

Agreed to:

CK JEANSWEAR N.V.

By: /s/ Illegible

CK JEANSWEAR ASIA LIMITED

By: /s/ Illegible

CK JEANSWEAR EUROPE S.P.A.

By: /s/ Illegible

CONFIDENTIAL TREATMENT

SCHEDULE 1(d)
OUTLET

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